Exhibit 99.8

WMALT 2005-9
Preliminary Structure – Paydown Rules (As of 10/17/05)

Group 5
1. Pay Class 5A1 its priority amount until retired.
2. Pay Class 5A2 until retired.
3. Pay Class 5A4 until retired.
4. Pay Class 5A1 until retired.

Collateral: 30 YR ALT-A.

Size: ~$79mm

Passthru Rate: 5.50%

Pricing Speed: 100% PPC (8 -> 20 CPR / 12 months)

NAS Bonds: Class 5A1. Locked out of scheduled and prepay for 60 months. The priority fraction is (Balance of Total NAS / Total Non-PO Balance).

Super-NAS: None.

Z-Bonds: None.

AAA Support: None.

Floaters: For Class 5A2: Rate = 1_Mo_LIBOR plus 0.12, Floor = 0.12%,
Hard Cap = 5.50%, Cap Corridor = 10.0%. The initial coupon is 4.10%.
Zero day delay.

Inverse IO: For Class 5A3: Rate = 5.38 minus 1_Mo_LIBOR. Floor = 0.0%,
Cap = 5.38%. Notional balance follows Class 5A2. The initial coupon is 1.40%. Zero day delay.

Inverse Floater: None.

Cap Contract: For Class 5A2: The cap contract was generated at 100% PPC and will extend the expected life of the bond.
The cap contract will be in effect through April 25, 2010 pay date.
The lower strike will be 5.38% and the upper strike will be 9.88%.
The cap of the floater in any given period will be 10.0%.
The cap contract is for Class 5A2 and will not be available for Class 5A3.
The notional balance of the cap contract will never exceed the balance of Class 5A2.
The cap contract will accrue on a 30/360 basis.

Notes
Closing date: 10/31/2005
Accrual date: 10/01/2005
Floater Accrual date: 10/25/2005
First pay date: 11/25/2005
Clean-up call: 10%